UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-K

ANNUAL REPORT

ANNUAL REPORT PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

For the fiscal year ended December 31, 2020

AHP Servicing LLC

(Exact name of registrant as specified in its charter)

Commission File Number: 024-10899

Delaware (State or other jurisdiction of incorporation or organization)	32-0536439 (IRS Employer Identification Number)
440 S. LaSalle Street, Suite 1110, Chicago, IL (Address of principal executive offices)	60605 (Zip Code)

(866) 247-8326
Registrant’s telephone number, including area code

Series A Preferred Stock
(Title of each class of securities issued pursuant to Regulation A)

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Part II

The Company and its Affiliates

AHP Servicing LLC, is a Delaware limited liability company formed to provide a mortgage servicing platform capable of effectively and efficiently servicing non-performing (delinquent) mortgage loans by working for the interests of all stakeholders (homeowners, investors, and the servicer) and maximizing the use of technology. In 2020 the Company also began to originate mortgage loans in jurisdictions where appropriate licensing was obtained. We refer to AHP Servicing LLC as the “Company” or by words like “we” or “us”.

Neighborhoods United, LLC, a Delaware limited liability company (“Neighborhoods United”), owns the majority of the Common Stock of the Company. Jorge Newbery and Echeverria Newbery are the majority owners of Neighborhoods United. Neighborhoods United is also the sole owner of both the manager and investment manager of American Homeowner Preservation 2015A+, LLC (“2015A+”), which began an offering of securities to investors under Regulation A on May 25, 2016 and ended the offering on May 24, 2018. Like the Company, 2015A+ used the proceeds of its offering to invest in non-performing mortgage loans (although unlike the Company, 2015A+ is not a mortgage loan servicer). The Company has entered into a mortgage servicing agreement to service the mortgage portfolio of 2015A+.

American Homeowner Preservation, LLC, or “AHP,” is a limited liability company organized under the laws of Delaware. AHP and its affiliates are also involved in buying distressed mortgage loans and trying to work out amicable resolutions with homeowners. AHP is managed and controlled by entities in turn owned by Neighborhoods United.

AHP Title Holdings LLC (“AHP Title”) is also an affiliate of the Company and engages in the same line of business as the Company (i.e. buying and resolving distressed loans). It also engages in the business of making credit improvement loans and the issuance of title insurance policies. AHP Title is managed by a Board of Directors, which is in turn controlled by Jorge Newbery, a direct or indirect owner of each of the Company, AHP, AHPS and AHP Title.

PREREO LLC or “preREO” is also an affiliate of the Company. PreREO offers an online marketplace for buying and selling of distressed loans. PreREO will also engage in the same line of business (i.e. buying and resolving distressed loans). PreREO is a single member limited liability company with American Homeowner Preservation 2015A+ LLC, a Delaware limited liability company, as the sole member. The Company may share certain corporate services such as human resources, marketing, and information technology, with preREO, and otherwise contract with preREO for provision of services offered by preREO.

America's Trustee Services LLC (“ATS”) is also an affiliate of the Company. ATS is a full-service trustee company, providing default and foreclosure solutions across multiple states. The Company may share certain corporate services such as human resources, marketing, and information technology, with ATS, and otherwise contract with ATS for provision of services offered by ATS.

Debt Cleanse Group Legal Services, LLC (“Debt Cleanse”) is also an affiliate of the Company. Debt Cleanse is a legal plan start-up which helps consumers and small businesses resolve their unaffordable debts. The Company may share certain corporate services such as human resources, marketing, and information technology, with Debt Cleanse, and otherwise contract with Debt Cleanse for provision of services offered by Debt Cleanse.

The Company’s business and affairs are overseen by a Board of Directors (the “Board”), which currently consists of Mr. Newbery and Ms. Newbery. Ms. Newbery was appointed by Mr. Newbery and Mr. Newbery has the right to appoint additional members to the Board at any time. Additionally, the Company’s LLC Agreement (the “LLC Agreement”) grants Mr. Newbery one vote per occupied Board seat on any matter before the Board, effectively giving Mr. Newbery complete control over the Company

MBE Certification

On December 16, 2019, the Company was nationally certified as a qualifying Minority Business Enterprise by the Chicago affiliate of the National Minority Supplier Development Council, Inc. This recognition as an MBE is expected to enhance opportunities for business with certain private enterprises and governmental agencies who seek to increase business activity with MBEs.

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Caution Regarding Forward-Looking Statements

We make statements in this Annual Report that are forward-looking statements within the meaning of the federal securities laws. The words “believe,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “seek,” “may,” and similar expressions or statements regarding future periods are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any predictions of future results, performance or achievements that we express or imply in this Annual Report or in the information incorporated by reference into this Annual Report.

The forward-looking statements included in this Annual Report are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

•	our ability to effectively deploy the proceeds raised in this offering;

•	risks associated with COVID-19 generally and its substantially negative impacts on the labor and real estate markets which may impact a borrower’s ability to pay his/her mortgage;

•	risks associated with federal, state, and local mortgage forbearance and foreclosure moratorium laws which may impact our ability to effectively service a loan;

•	delays in court proceedings as a result of shut downs implemented in various states which may impact our ability to effectively and efficiently service a loan;

•	changes in economic conditions generally and the real estate and securities markets specifically;

•	risks associated with a newly formed business, including our ability to develop a reputation and brand identify, attract and retain qualified personnel, raise capital, control cost, respond to competitors, manage growth, and implement adequate accounting, financial, and other systems and controls, among other challenges;

•	our ability to obtain sufficient servicing customers outside of servicing pools owned by related parties;

•	risks associated with the highly competitive distressed residential mortgage market, including the potential ability of competitors who may have lower cost of capital, better access to leverage, or other advantages over the Company;

•	attracting and retaining key personnel, including our founder, Mr. Newbery;

•	risks associated with various federal, state, and local licensing requirements, consumer protection laws, foreclosure laws, and regulatory oversight;

•	our ability to obtain and maintain servicing licenses in all states where such a license is required;

•	our ability to comply with each mortgage servicing client’s standards and policies;

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•	risks associated with institutional mortgage lenders “in-sourcing” mortgage servicing activities, limiting our potential pool of servicing customers;

•	the speculative nature of real estate investing in general, and residential properties in particular;

•	our inability to calculate the value of mortgages that are in default;

•	exposure to liability relating to environmental and health and safety matters;

•	the risk a homeowner could initiate lengthy legal proceedings, including filing for bankruptcy, which would delay, complicate, or increase the cost of foreclosure;

•	the impact on local laws that could hinder our ability to foreclose on the underlying real estate;

•	the failure of the original lender or prior mortgage holder to comply with legal or technical requirements of the loan documents;

•	the potential that homeowners lied on their loan application about certain information, including ownership of the underlying real estate or the existence of prior liens;

•	risk that the seller of a loan to the Company misrepresented or omitted important information to us;

•	risks that a homeowner asserts claims against the Company based on a theory of “lender liability;”

•	risks associated with geographic and asset class markets where we may have – or end up having – a high concentration of investments;

•	risks associated with the collection, processing, storage, use, and disclosure of personal information of borrowers, including names, addresses, social security numbers, bank account numbers, credit card numbers, and credit history information, including our ability to comply with various federal, state, and local laws governing data privacy and protection;

•	our inability or failure to complete our due diligence process on the mortgages we purchase, including our inability to obtain or confirm important information about the loan, the borrower, or the residential property, which may be inaccurate, incomplete, hidden, or unavailable;

•	our reliance on third parties to provide essential services to the Company;

•	our potential need to raise additional capital in the future, and the availability of such funding on terms favorable to the Company;

•	risks associated with leverage and the Company’s potential need to borrow funds to purchase assets;

•	risks associated with competing objectives generally, and with competing financial and societal goals (including the desire to help homeowners retain their homes) specifically;

•	risks associated with breaches of our data security;

•	exposure to litigation or other claims;

•	legislative or regulatory changes impacting our business or our assets (including changes to SEC guidance related to Regulation A or the JOBS Act);

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•	changes in business conditions and the market value of our assets, including changes in interest rates, borrower defaults or bankruptcy, and generally the increased risk of loss if our investments fail to perform as expected;

•	our compliance with applicable local, state and federal laws, including the Investment Advisers Act, the Investment Company Act and other laws; and

•	changes to generally accepted accounting principles, or GAAP.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this Annual Report. All forward-looking statements are made as of the date of this Annual Report and the risk that actual results will differ materially from the expectations expressed in this Annual Report will increase with the passage of time. Except as otherwise required by the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this Annual Report, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this Annual Report, including, without limitation, the risks described in our Offering Circular under “Risk Factors,” the inclusion of such forward- looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this Annual Report will be achieved.

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Our Business

Overview

The Company was formed to provide a mortgage servicing platform capable of effectively servicing non-performing (delinquent) mortgage loans by working for the interests of all stakeholders (homeowners, investors, and the servicer) and maximizing the use of technology. We expect to invest in (buy) primarily non-performing mortgage loans and related assets, such as contracts for deed and REO (bank or lender owned) assets. We also intend to acquire mortgage servicing rights, including by purchasing servicing rights from other servicers and/or by acquiring other companies engaged in mortgage servicing. Additionally, we intend to offer first and second lien mortgage loans primarily to under-served markets, seeking first mortgage, purchase and refinance loan amounts primarily between $5,000-$75,000.

Regulation A Offering

The Company is currently offering to the public shares of its Series A Preferred Stock pursuant to an offering under Regulation A (the “Offering”) and an Offering Circular dated November 5, 2018, as it may be updated and amended from time to time (the “Offering Circular”). The Offering Circular is available through the SEC’s EDGAR site, www.sec.gov/edgar, and may also be obtained by contacting the Company.

The Offering began on November 5, 2018. As of December 31, 2020, the Company had sold 3,935,996 shares of Series A Preferred Stock in the Offering. We refer to the purchasers of Series A Preferred Stock as “Investors.”

Investment Objectives and Strategy

The Company is able to buy distressed residential mortgage loans at significant discounts to their unpaid principal balances and the current market values of the collateralized real estate. We were formed as a Delaware limited liability company to acquire such loans and leverage technology to service these loans and work with homeowners to modify the loan, obtain another resolution, collect payments, and perform related servicing functions. Our business model allows us to drive efficiencies, deliver better results for all stakeholders, and take significant market share from established servicers.

Our investment strategy is centered around being one of only a few national, institutional-quality buyers (with committed capital) for these lower dollar-value assets. The Company seeks to acquire assets that are too small and too distressed to be a high priority for larger banks, hedge funds, or other large buyers. Typically, these assets will primarily be U.S. single-family residential mortgage loans secured by one-to-four-family homes but we may also acquire (i) direct interests in real estate; (ii) loans secured by other asset types; and/or (iii) commercial loans. However, we expect that mortgage loans secured by one-to-four-family homes will comprise more than ninety (90%) percent of our total portfolio.

We purchase our loans from a variety of sources, including (i) banks and other depository institutions; (ii) private lenders; (iii) government-related agencies acting as receivers; (iv) hedge funds; and (v) other private holders of loans. If portfolios of these loans are divided in “tranches,” we typically purchase the highest-risk tranche which suits our skillset and business model.

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To help analyze data on a prospective loan and make accurate bids, our management team utilizes a proprietary pricing model developed by our founder and utilized by other entities affiliated with our founder, which has been continuously refined since 2011. If the Company wins the initial bid, we order a title report and broker’s price opinion and perform additional due diligence. Our original bid may be adjusted based on these factors and revised bids are then submitted to the seller. If the seller accepts our bid and we purchase a loan, we contact the homeowner and try to achieve a consensual, mutually-satisfactory resolution. This may result in:

•	Reinstatement of the loan if the borrower is willing and able to bring the loan current either in lump sum payment or by making payments over time. After the loan is current and has a history of timely payments, we typically sell the loan if we or a related company own it.

•	Settlement of the loan if the borrower (i) has a short sale buyer; (ii) can refinance; or (iii) otherwise has cash on hand, which we may accept for less than its face amount.

•	Modification of the loan, including lowering the interest rate, extending the term and/or reducing the principal owed. After the loan is modified and develops a history of timely payments, we typically sell the loan if we or a related company own it.

•	Obtaining a deed in lieu of foreclosure if the property is vacant or the homeowner no longer wishes to keep the property. Typically, we will end up selling the property after we acquire it.

•	Foreclosing on the property which we typically do as a last resort since it usually involves a lower return and slower recovery than a consensual resolution.

Sometimes, we may also pursue a joint venture, participation agreement, or other analogous financing model to acquire our loans involving us, a lender, and an unrelated investor. Typically, the lender would finance up to 65% of the purchase price of a portfolio of loans, with the Company and the investor financing the remaining portion. The Company would be the owner and servicer of the acquired loans and profits realized from the portfolio, if any, would be divided among the parties based on a pre-determined agreement.

Our corporate office is located at 440 S. LaSalle Street, Suite 1110, Chicago, IL 60605. Our telephone number is: (866) 247-8326. Information regarding our company is also available on our website at www.ahpservicing.com.

Information contained on or accessible through, our website is not incorporated by reference into and does not constitute a part of this Annual Report or any other report or documents we file with or furnish to the SEC.

Opportunity and Market Overview

Our senior management team has a proven track record of success in the special servicing space and we have experience designing strategies and executing on tactical plans for large sub-prime mortgage companies. We have deep relationships in the distressed mortgage loan industry and our proprietary collection and loan management technology allows us to get to market quickly with minimal overhead or significant capital commitments.

Lack of Allocation Requirements

Nothing in our charter, organizational documents or otherwise provides for restrictions or limitations on the percentage of our investments that must be (i) in a given geographic area, (ii) of a particular type of real estate, or (iii) acquired utilizing a particular method of financing. The Board may change our targeted investments and investment guidelines without specific restrictions or limitations related to geographic location, diversification, or otherwise.

Risk Management

We seek to manage risk through the use of our servicing platform to maximize the efficiency of our operations and interactions. We have also tasked our Board with monitoring and analyzing our portfolio to minimize risk.

Borrowing and Leverage Policy

We may utilize leverage in our investment program when the Board considers it appropriate, including to acquire portfolio investments. The Company will also incur liabilities in the nature of trade debt in the ordinary course of business. Where we borrow money to buy loans, the amount of the borrowing typically does not exceed seventy (70%) percent of the price of the loans. The use of leverage may, in certain circumstances, maximize the adverse impact to which the Company’s investment portfolio may be subject. Our Board may from time to time modify our leverage policy in its discretion.

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Liquidity and Capital Resources

Our Offering Statement was qualified by the SEC on November 5, 2018. As of December 31, 2020, we have raised $39,359,956.00 in sales of Series A Preferred Stock. We currently do not have any outstanding debt, although as our investment activity increases we may utilize debt financing or purchase additional non-performing mortgages.

Under Section 3.2 of the Company’s Authorizing Resolution, the Board must try to return all of the money invested by each Investor within five (5) years after his/her/its investment. If the Company does not have enough money, holders of Series A Preferred Stock might receive a return later than five (5) years, or not at all. If the Company is as profitable as we project, investors may receive a return of their investment sooner than five years.

Competition

Our net income depends, in large part, on our ability to source, acquire and manage investments with attractive risk-adjusted yields. We compete with many companies to acquire mortgage servicing rights and mortgage servicing business. Many of our competitors are large, established players in the mortgage servicing business, such as commercial banks and publicly-traded mortgage servicers. Many of our competitors are substantially larger than us and have greater access to capital, technical and marketing resources, and may have lower funding costs. Likewise, many companies and individuals compete to invest in the same kinds of loans the Company buys. The more competition there is to acquire loans, the more the Company will be required to pay for loans and the more risk the Company will be required to assume to obtain a given return on its investments. Although we believe that we are well positioned to compete effectively in each facet of our business, there is enormous competition in our market sector and there can be no assurance that we will compete effectively or that we will not encounter increased competition in the future that could limit our ability to conduct our business effectively.

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Management Discussion and Analysis of Financial Condition and Results of Operations

Operating Results

The Company was formed on June 27, 2017. As of December 31, 2020, the Company had invested a total of $ 37,273,369 and has generated $ 2,6285,82 in 2020 revenue, including $ 609,404 in servicing revenue and $ 209,440 in management fee revenue.

As of December 31, 2020, the Company has assets totaling more than $45,552,161 on its balance sheet, including mortgage loans held for sale of $37,273,368, current assets of $45,062,132 and other assets totaling $490,029. Liabilities totaled $18,131,127.

Liquidity and Capital Resources

The Company is seeking to raise up to $50,000,000 of capital in the Offering by selling shares of common stock to Investors. As of December 31, 2020, the Company had raised $39,359,956 in the Offering.

We are dependent upon the net proceeds from the Offering to conduct our proposed operations. We will obtain the capital required to purchase new investments and conduct our operations from the proceeds of Offering and any future offerings we may conduct, from secured or unsecured financings from banks and other lenders and from any undistributed funds from our operations.

Trend Information

With unemployment surging as a result of government shutdowns in 2020, some of our borrowers lost their jobs and were unable to repay their loans. This meant that we had to devote additional time and resources to reaching a resolution on these loans and in some situations where we would normally pursue a foreclosure, we had to delay or seek alternative resolutions as a result of state moratoriums on mortgage foreclosures and disrupted court calendars.

While we expect these trends to continue in the short term, we believe there is significant cause for optimism regarding the Company’s potential moving forward. Among these reasons:

•	The U.S. government has made several recent and large interventions to lessen the economic burden of COVID-19. The American Rescue Plan in particular provided some of the most negatively impacted homeowners with up to $1,400 in direct cash payments as well as increased support for state and local governments, higher unemployment assistance, and greater financial benefits for families with children. All of these programs should mean more money in the pockets of homeowners and a greater ability to repay their loans which should make servicing these loans much simpler.

•	The United States currently has three vaccines authorized for emergency use to fight the COVID-19 pandemic with others potentially in the research and approval pipeline as well. To date, the U.S. has administered more than 100 million doses of one of these vaccines with all American adults projected to have access to a vaccine by the end of May. While some new coronavirus variants have emerged that have lowered the efficacy of these vaccines, all of these vaccines have proven very effective at reducing severe cases and mortality. All of these factors signal a potential end of the pandemic in the U.S. sometime in 2021 or 2022 and a return to the Company’s pre-pandemic operations along with it.

•	Surveys of both CEOs and consumer sentiment demonstrate greater confidence for an economic revival in 2021. A recent Goldman Sachs report revised its projections upward for U.S. economic growth in 2021 to 8%, up from just 2.3% in 2019. The February 2021 jobs report published by the Bureau of Labor Statistics showed that hiring rose by more than 379,000 jobs in February, with the unemployment rate holding steady at 6.2% (down from nearly 15% during the heigh of the pandemic). All of these signs show the potential for a “v-shaped” economic rebound, meaning more homeowners are able to repay their loans and more homeowners in a position to modify a loan in default.

•	Home prices are higher than they have been in a generation. With interests at historic lows and evidence that credit markets are loosening again after significant tightening during the height of the pandemic, conditions are ripe for a strong seller’s market. This means new loans will be originated to purchase homes and an easier market to sell homes for fair value once we receive title to the properties securing our loans. All of these trends will only increase the profitability of the Company to our Investors.

Although we have no way of knowing if these trends will continue in the future, we believe that the balance of the evidence shows favorable operating conditions for the Company moving forward.

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Management

Our Board of Directors, Officers & Key Employees

We operate under the direction of our board of directors, the members of which are accountable to us and our shareholders as fiduciaries. The current board members who have served since the formation of the entity are Jorge Newbery and Echeverria Newbery. All of our directors are appointed by Mr. Newbery. As a result, we do not have any independent directors or management and conflicts of interest that may arise. None of the directors are or have been involved in any material legal proceedings during the past ten years.

Although the number of board members may be increased or decreased, a decrease may not have the effect of shortening the term of any incumbent director. Any director may resign at any time or may be removed for fraud, gross negligence or willful misconduct as determined by non-appealable decision of a court of competent jurisdiction.

The LLC Agreement vests exclusive authority over the business and affairs of the Company in a three-member Board of Directors, with our founder, Jorge P. Newbery, being one of the three members and having the right to appoint the other two members. Further, the LLC Agreement gives Mr. Newbery that number of votes on any decision of the Board equal to the number of seats on the Board. Thus, Mr. Newbery will control all decisions of the Board and will have complete control over the Company. At this time, the Board is composed of Jorge P. Newbery (our Founder and CEO), and Echeverria Newbery, with one vacancy.

The LLC Agreement authorizes the Board to appoint officers of the Company from time to time, and give them such duties and responsibilities as the Board shall determine.

Investors do not have voting rights, except in connection with certain stockholder approvals required in connection with certain material amendments to the LLC Agreement. Among other things, this means that Investors will not have the right to elect Board members or officers, remove Board members or officers, or generally vote on or otherwise approve or reject any decisions or actions of the Company.

Under Delaware law, our directors must perform their duties in good faith and in a manner each director believes to be in our best interests. Further, our directors must act with such care as a prudent person in a similar position would use under similar circumstances, including exercising reasonable inquiry when taking actions. However, our directors and executive officers are not required to devote all of their time to our business and must devote only such time to our affairs as their duties may require. We do not expect that our directors will be required to devote a substantial portion of their time to us in discharging their duties. As a result, we do not have any independent directors or management and conflicts of interest may arise.

Our general investment and borrowing policies are set forth in this offering circular. Our directors may establish further written policies on investments and borrowings and will monitor our administrative procedures, investment operations and performance to ensure that our executive officers follow these policies and that these policies continue to be in the best interests of our shareholders. Unless modified by our directors, we will follow the policies on investments and borrowings set forth in this offering circular.

In addition to the two directors, the Company has several officers and key employees who have or will contribute to the Company each of whom is discussed more fully below.

Jorge Newbery, CEO and Director

Jorge Newbery founded American Homeowner Preservation LLC in 2008 as a nonprofit organization with a mission of keeping families at risk of foreclosure in their homes. In 2009, AHP transitioned to a for-profit entity, but AHP and the Company continue to operate with a dual purpose: to earn returns for Investors while seeking consensual solutions to help struggling homeowners keep their homes.

Mr. Newbery brings a wealth of real estate and mortgage experience to his role. He was the President of Budget Real Estate Inc. from1995 to 2008, where he brokered over 1,000 troubled Department of Housing and Urban Development and real estate owned properties and acquired, renovated and operated over 200 distressed multi-family, single-family and commercial properties.

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By 2004, Mr. Newbery owned more than 4,000 apartment units nationwide. Then financial disaster struck in the form of an ice storm on Christmas Even 2004 which devastated Mr. Newbery’s largest holding, the 1,100 unit Woodland Meadows complex in Columbus, Ohio. Mr. Newbery wound up in extended litigation with the insurer. Although the insurer eventually settled for $32 million, the settlement was too little, too late. Mr. Newbery lost everything and emerged $26 million in debt. The lessons learned from this experience formed the foundation for the establishment of AHP.

From 1992 to 1995, Mr. Newbery co-founded and operated Sunset Mortgage, which specialized in obtaining loans for homeowners faced with challenging credit hurdles.

Echeverria Newbery, Director

Ms. Newbery earned her BA from Claremont McKenna College and her MS from the University of Illinois at Urbana-Champaign.

Ms. Newbery is a principal and minority owner of Neighborhoods United, LLC, which owns the majority of the Common Stock of the Company. Ms. Newbery contributed to American Homeowner Preservation LLC since its founding, most recently as Chief Operating Officer from September 2013 through March 2018.

Eric Seabrook, President, AHP Servicing

Eric Seabrook joined AHP Servicing in April 2021 as President. Mr. Seabrook has over 20 years of experience in the mortgage industry, specializing in loan servicing over the past 15 years. Mr. Seabrook is known for his ability to build loan servicing operations demonstrated by his success at both LenderLive and Matrix Servicing. Prior to joining AHP Servicing, Mr. Seabrook was Executive Vice President at Selene Finance, LP, where he was head of Business Development, Portfolio Management and Marketing. Mr. Seabrook’s experience includes management positions at PHH Mortgage, Sutherland Global, LenderLive, Matrix, and Ditech.

Tim Gillis, Chief Revenue Officer, AHP Servicing

Tim Gillis is the Chief Revenue Officer of AHP Servicing. A proven industry executive with over 25 years of lending and servicing experience. Prior to joining AHP Servicing, Tim held executive positions with companies providing products and services to Hedge Fund and Capital Market clients. Formerly, Tim was Executive Vice President of Business Development at BSI Financial Services for 9 years, where he created national sales approaches and managed a team focused on special servicing, quality control, component outsourcing and foreclosure trustee services. Tim earned his bachelor’s degree in Political Science from the University of Nebraska.

Robert Camerota, President AHP Mortgage Direct

Mr. Camerota joined the Company as Vice President in January 2020. Mr. Camerota is part of our Executive Leadership team; he specializes in Loan Origination. Mr. Camerota has been in the mortgage industry for over 30 years now. His is well known for his incredible expertise and remarkable loan origination process, along with his vast knowledge of mortgage operations.

Prior to joining the Company, Robert was the Senior Vice President at GMAC ResCap where he was head of mortgage operations. In that role, Mr. Camerota led the planning, management and administration phases of GMAC ResCAp, Consumer Services Operations Group, managing an annual budget of $132 million, including an oversight of 1st and 2nd mortgage fulfillment for GMAC Residential Retail.

Craig Lindauer, Chief Financial Officer and Director of Servicing

Mr. Lindauer is the Chief Financial Officer for the Company. In his role, Mr. Lindauer is responsible for all aspects of the financial management of AHP, including corporate tax strategies, treasury management, corporate and mortgage accounting and investor relations. He is a results-driven leader who offers broad management, with a concentration on internal controls and strategic planning to AHP management.

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Prior to joining AHP, Craig served as the Executive Vice President for Seneca Mortgage Services and its predecessors for 15 years. Craig has more than 30 years in the mortgage servicing industry, with a substantial focus on the financial sectors. Craig is adept with the Black Knight Mortgage Servicing platform, which AHP is converting to, in order to increase the company's efficiencies and superior customer service. Craig is a graduate of Canisius College with a bachelor’s degree in accounting.

Leta McLaughlin, Director of Business Development

Mrs. McLaughlin earned her bachelor's degree in journalism from California State University, Long Beach.

Mrs. McLaughlin joined the Company in September 2019 as Director of Business Development. Prior to joining the Company, from 2014 to 2019, Mrs. McLaughlin was the Director of Business Development for RockTop Partners and Ursus Holdings, where she sourced both buyers and sellers of residential loan portfolios, including financial institutions, mortgage companies, and private equity funds. Previously, Mrs. McLaughlin sold residential real estate in Northern California and worked in corporate private investigations.

Patrick McLaughlin, Vice President, Title

Mr. McLaughlin serves as Vice President, Title of the Company. Most recently, he was Managing Director of RockTop Partners, LLC, an alternative investment manager that specializes in distressed consumer credit markets and Ursus Holdings, LLC, which provides title curative services, consulting, investment services, analytics, and legal services to the mortgage industry. Prior to that, Mr. McLaughlin was President of First American Mortgage Services, the primary provider of national solutions for residential mortgage originators and servicers. Mr. McLaughlin’s responsibilities included business development, operational management, expansion of strategic partnerships, and financial reporting in the lender’s services segment. He holds a bachelor’s degree from the University of California, Los Angeles, a Juris Doctor from the University of San Francisco and is a member of the State Bar of California.

Suzanne McClelland, Senior Director of Contract Procurement

Mrs. McClelland is focused on Government contracting and is part of the leadership team. In the past 22 years Suzy has become an esteemed Owner/Broker, Mortgage Specialist, Owner, Licensed Real Estate Broker, and CEO. Suzy is highly regarded by her clients and professionals in the field.

Suzanne L. McClelland is a creative innovator, accomplished entrepreneur offering 30 years of progressive industry experience in government contracting, real estate brokerage, company branding, and marketing. She is dedicated to maximizing business efficiency and bottom line profits with forward thinking approaches and a clear focus on continuous improvement. Her personal mission remains unchanged and she is determined to succeed while supporting the community through volunteering, mentoring and philanthropic commitment.

Charles King, Chief Compliance Officer

Mr. King holds a Juris Doctor degree from the University of Michigan Law School and a Bachelor of the Arts degree in political science from the University of Iowa. Mr. King is licensed to practice law in the state of Illinois.

Mr. King joined the Company in April 2018 as Vice President and Chief Compliance Officer. Prior to joining the Company, Mr. King worked at Dovenmuehle Mortgage, Inc. from January 2012 to April 2018. Mr. King served in a variety of capacities, including Staff Attorney in Dovenmuehle's corporate Legal Department where he advised on a range of legal issues, with a focus on licensing and state regulatory compliance issues. He previously served as the Assistant Manager of the Default Litigation Department, Assistant Manager of Dovenmuehle's Attorney Oversight Department, Compliance Associate, and Default Litigation Specialist.

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Executive Officers of Company

Name	Age	Position	Term of Office	Approximate House Per Week if Not Full Time
Jorge Newbery	55	Chief Executive Officer, and Director	Mr. Newbery will remain in office until he resigns or is removed.	Full Time
Echeverria Newbery	53	Board Member, Director of Human Relations	Ms. Newbery will remain in office until she resigns or is removed.	(Director)
Eric Seabrook	42	President	Mr. Seabrook serves on an “at-will” basis.	Full Time
Tim Gillis	53	Chief Revenue Officer	Mr. Gillis serves on an “at-will” basis.	Full Time
Robert Camerota	62	Vice President	Mr. Camerota serves on an “at-will” basis.	Full Time
Craig Lindauer	60	Chief Financial Officer, Director of Servicing	Mr. Lindauer serves on an “at-will” basis.	Full Time
Leta McLaughlin	55	Director of Business Development	Ms. McLaughlin serves on an “at-will” basis.	20 Hours
Patrick McLaughlin	58	Vice President Title	Mr. McLaughlin serves on an “at-will” basis.	Full Time
Suzanne McClelland	55	Senior Director of Contract Procurement	Ms. McClelland serves on an “at-will” basis.	Full Time
Charles King	36	Vice President, Chief Compliance Officer	Mr. King serves on an “at-will” basis.	Full Time

Compensation of Executive Officers

The table below presents the annual compensation of each of the three highest paid executive officers and directors of the Company for the 2020 fiscal year:

Name	Title	Annual Cash Compensation	Other Compensation	Total Compensation
Jorge P. Newbery	CEO, & Director	$315,000	$0	$315,000
Patrick McLaughlin	Vice President Title	$200,000	$0	$200,000
Robert Camerota	President AHP Mortgage Direct	$200,000	$0	$200,000

The Company’s directors do not receive additional compensation for their service on the Board or attendance at Board meetings.

The Company does not have any ongoing plan or arrangement regarding future compensation of directors or executive officers.

Family Relationships

Mr. Newbery and Ms. Newbery are married. Mr. McLaughlin and Ms. McLaughlin are married. There are no other family relationships among the directors, executive officers, and significant employees of the Company.

12

Limited Liability and Indemnification of Directors and Officers

The LLC Agreement protects the directors, officers and employees of the Company and their affiliates from lawsuits brought by Investors or other parties. For example, it provides that such persons will not be responsible to Investors or the Company for mistakes, errors in judgment, or other acts or omissions (failures to act) as long as the act or omission was not the result of fraud or willful misconduct by such persons. This limitation of liability is referred to as “exculpation.” Further, the LLC Agreement provides that the directors, officers and employees of the Company do not owe any fiduciary duties to the Company or its stockholders, and that any fiduciary duties that may be implied by applicable law are expressly waived by the stockholders (including Investors) and the Company. This means that stockholders would generally be barred from bringing claims for breach of fiduciary duty, misappropriation of business opportunities, or similar claims alleging that the directors, officers and/or employees of the Company breached some duty or obligation to stockholders or the Company (but not claims based on a breach of the terms of the LLC Agreement or Authorizing Resolution). The waiver of fiduciary duties and the exculpation provisions discussed above do not apply to claims made under the federal securities laws.

The LLC Agreement also requires the Company to indemnify (reimburse) the directors, officers and employees of the Company and their affiliates from losses, liabilities, and expenses they incur in performing their duties, provided that they (i) acted in good faith and in a manner believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful, and (ii) the challenged conduct did not constitute fraud or willful misconduct, in either case as determined by a final, non-appealable order of a court of competent jurisdiction. For example, if a third party sued the directors and officers of the Company on a matter related to the Company’s business, the Company would be required to indemnify the directors and officers for any losses or expenses they incur in connection with the lawsuit, including attorneys’ fees, judgments, etc. However, this indemnification is not available where a court or other juridical or governmental body determines that the person to be indemnified is not entitled to indemnification under the standard described in the preceding sentence.

Notwithstanding the foregoing, no exculpation or indemnification is permitted to the extent such exculpation or indemnification would be inconsistent with the requirements of federal or state securities laws or other applicable law.

The detailed rules for exculpation and indemnification are set forth in Section 6 of the LLC Agreement.

13

Conflicts Of Interest And Related Party Transactions

Our interests could conflict with your interests in a number of important ways, including these:

•	Your interests might be better served if our management team devoted its full attention to managing the Company. Instead, they will manage other businesses, and these other entities may compete directly with the Company. In particular, certain directors and executive officers of the Company will manage other investment programs which may compete with the Company for opportunities to purchase non-performing loan pools. It is possible new such programs will be created in the future. We have not adopted any specific policies or procedures regarding conflicts of interest (including, without limitation, regarding the allocation of investment opportunities, resources, expenses or other items among the entities affiliated with our Board of Directors and executive officers).

•	At least initially, our business will focus on servicing mortgages owned by entities affiliated with our founder and management team, including American Homeowner Preservation 2015A+, LLC. The terms of any servicing or other agreements entered into between the Company and such affiliated entities were negotiated between related parties and not on an arm’s-length basis. While we believe they are fair and reasonable to the Company in all material respects, there is no guarantee that the Company could not obtain more favorable terms in a true arm’s-length bargain.

•	Members of our management team have business interests wholly unrelated to the Company and its affiliates, all of which require a commitment of time.

•	We might buy loans from our affiliates. Although we will always seek to establish a fair, arm’s-length price for loans, our interests as a seller conflict with your interests as a buyer.

•	The lawyer who prepared the LLC Agreement, the Investment Agreement, and the Offering Circular represents us, not you. You must hire your own lawyer (at your own expense) if you want your interests to be represented.

Security Ownership of Management and Certain Security Holders

The following chart reflects the beneficial ownership of certain persons and groups of persons as of December 31, 2020:

Name and Address	Amount and Nature of Beneficial Ownership of Common Stock	Amount and Nature of Beneficial Ownership of Common Stock Acquirable	Percent of Common Stock
Jorge P. Newbery 440 S. LaSalle Street, Suite 1110 Chicago, IL 60605	80,000*	0	100%
Neighborhoods United, LLC 440 S. LaSalle Street, Suite 1110 Chicago, IL 60605	80,000*	0	100%
All directors and executive officers as a group	80,000**	0	100%

* Pursuant to Neighborhood United’s Limited Liability Company Agreement, Mr. Newbery has the sole power to appoint and remove the members of Neighborhoods United’s Board of Directors at will, and is entitled to cast a majority of the votes of the Board of Directors on any matter to be acted upon by the Board of Directors. Accordingly, the shares of the Company’s Common Stock owned of record by Neighborhoods United have also been deemed beneficially owned by Mr. Newbery for purposes of this table.

** Includes 80,000 shares of Common Stock beneficially owned by Neighborhoods United and Mr. Newbery.

14

Interest of Management and Others in Certain Transactions

Jorge P. Newbery and Echeverria Newbery, who are husband and wife, own Neighborhoods United.

Mr. Newbery and Ms. Newbery also control various investment programs involved in investing in non-performing mortgage loans and real estate generally, including American Homeowner Preservation 2015A+, LLC (“2015A+”). The Company has entered into an agreement captioned “Residential Mortgage Special Servicing Agreement” (the “Servicing Agreement”) with 2015A+ pursuant to which the Company will serve as special servicer for 2015A+’s mortgage portfolio (beginning initially with a portion of that portfolio, although the parties intend over time to transfer all servicing activities to the Company as third-party servicers are phased out). Pursuant to the Servicing Agreement, the Company will be entitled to receive the servicing fees and other income set forth on Exhibit B of the agreement. The Company may enter into similar servicing agreements with other entities affiliated with Neighborhoods United.

The Company has also entered into an Asset Management Agreement with AHP Capital Management, LLC, which serves as the investment manager to 2015A+. AHP Capital Management, LLC is owned by Neighborhoods United. Under the Asset Management Agreement, AHP Capital Management, LLC has delegated its asset management role over 2015A+ loans currently being serviced by third parties to the Company. While those loans are serviced by third parties, the Company will provide asset management services and receive a monthly asset management fee of $60 per loan under the Asset Management Agreement. Once the Company takes over the servicing of any loan subject to the Asset Management Agreement, it will no longer receive the monthly asset management fee (its compensation would at that point be determined under the Servicing Agreement).

2015A+ provided an unsecured line of credit of up to $1,000,000 to the Company pursuant to an Unsecured Line of Credit Promissory Note dated July 19, 2018, a copy of which is attached hereto as Exhibit 1A-6J. The line of credit had a term of eighteen months, with all principal and accrued interest due in a single lump sum payment at maturity, with interested calculated at the rate of 20% per year. This indebtedness has been repaid.

On July 23, 2019, the Company and 2015A+ executed an Unsecured Line of Credit Promissory Note, pursuant to which the Company agreed to lend up to $2,000,000 to 2015A+ at 12% interest. All amounts loaned were due and payable on July 23, 2020. This indebtedness has been repaid. A copy of the Unsecured Line of Credit Promissory Note is attached as Exhibit 1A-6M.

On November 7, 2020 the Company and 2015A+ executed a new Unsecured Line of Credit Promissory Note, pursuant to which the Company agreed to lend up to $4,200,000 to 2015A+ at 12% interest. All amounts loaned were due and payable on July 23, 2020. The amount due as of end April 2021 is $2,846,912. This note is set to mature July 23, 2021.

Jorge P. Newbery is a Partner in Activist Legal LLP, a law firm based in Washington D.C. Although Mr. Newbery is not a lawyer, Washington D.C. permits non-lawyers to be partners in law firms. The firm represents creditors in several states and seeks to achieve consensual resolutions of delinquent mortgage loans and avoid litigation whenever possible. The firm provides these services through a network of qualified co-counsel.

The Company may engage Activist Legal to represent it in loan workout, foreclosure, bankruptcy and related matters in connection with its business. In doing so, Activist Legal will typically charge the Company (and its other clients) flat rates allowable under Fannie Mae rules. Hourly work is billed at $225 per hour.

15

Financial Statements

INDEPENDENT AUDITORS' REPORT AND

FINANCIAL STATEMENTS FOR

AHP SERVICING, LLC

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

16

AHP SERVICING, LLC

TABLE OF CONTENTS

Page
INDEPENDENT AUDITORS' REPORT	18

FINANCIAL STATEMENTS
Balance Sheets	20
Statements of Operations	21
Statements of Changes in Members' Equity	22
Statements of Cash Flows	23
Notes to Financial Statements	24-34

SUPPLEMENTARY INFORMATION
Computation of Adjusted Net Worth to Determine Compliance with HUD Net Worth Requirements	35
Computation of Liquid Assets to Determine Compliance with HUD Liquidity Requirements	36
Report on Internal Control over Financial Reporting and on Compliance and Other Matters Based on an Audit of Financial Statements Performed in Accordance with Government Auditing Standards	37

17

9605 S. Kingston Ct. Suite 200 Englewood, CO 80112 303-721-6131 www.richeymay.com Assurance I Tax I Advisory

INDEPENDENT AUDITORS' REPORT

To the Members

AHP Servicing, LLC

Chicago, Illinois

Report on the Financial Statements

We have audited the accompanying financial statements of AHP Servicing, LLC, which comprise the balance sheets as of December 31, 2020 and 2019, and the related statements of operations, changes in members' equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America and the standards applicable to financial audits contained in Government Auditing Standards issued by the Comptroller General of the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements .

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

18

INDEPENDENT AUDITORS' REPORT

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AHP Servicing, LLC as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Other Matters

Report on Supplementary Information - HUD Program

Our audits were conducted for the purpose of forming an opinion on the financial statements as a whole. The accompanying supplementary information, Computation of Adjusted Net Worth to Determine Compliance with HUD Net Worth Requirements and Computation of Liquid Assets to Determine Compliance with HUD Liquidity Requirements is presented for purposes of additional analysis. The accompanying supplementary information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. Such information has been subjected to the auditing procedures applied in the audit of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the accompanying supplementary information is fairly stated in all material respects in relation to the financial statements as a whole.

Report on Other Legal and Regulatory Requirements - Government Auditing Standards

In accordance with Government Auditing Standards, we have also issued our report dated March 31, 2021, on our consideration of AHP Servicing, LLC's internal control over financial reporting and on compliance and other matters. The purpose of the report is to describe the scope of our testing of internal control over financial reporting and compliance. This report is an integral part of an audit performed in accordance with Government Auditing Standards in considering AHP Servicing, LLC's internal control over financial reporting and compliance.

Englewood, Colorado

March 31, 2021

19

AHP SERVICING, LLC

BALANCE SHEETS

	December 31,
	2020	2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$665,601	$221,071
Escrow cash	3,051,726	444,686
Accounts receivable and servicing advances	922,620	380,306
Mortgage loans held for sale	37,237,368	8,420,563
Notes receivable, related party	2,846,912	4,047,282
Prepaid expenses and other assets	301,905	240,084
Total current assets	45,062,132	13,753,992

OTHER ASSETS
Property and equipment, net	449,131	151,163
Deposits	40,898	45,005
Total other assets	490,029	196,168

TOTAL ASSETS	$45,552,161	$13,950,160

LIABILITIES AND MEMBERS' EQUITY
LIABILITIES
Accounts payable and accrued expenses	$1,355,299	$507,759
Escrow liability	1,143,595	444,685
Total current liabilities	662,768	–
	3,161,662	952,444
Long-term note payable
	14,969,465	–
Total liabilities
	18,131,127	952,444
COMMITMENTS AND CONTINGENCIES (Note H)

MEMBERS' EQUITY	27,421,034	12,997,716

TOTAL LIABILITIES AND MEMBERS' EQUITY	$45,552,161	$13,950,160

The accompanying notes are an integral part of these financial statements.

20

AHP SERVICING, LLC

STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2020	2019
REVENUE
Asset management fees	$209,440	$452,740
Loan servicing fees	609,404	1,040,580
Interest income	921,518	222,376
Gain on sale of mortgage loans held for sale, net of direct costs of $5,546,561 and $73,589, respectively	724,758	19,696
Other income	163,462	18,418
Total revenue	2,628,582	1,753,810

EXPENSES
Salaries and benefits	4,468,752	2,655,040
Occupancy, equipment and communication	346,946	209,340
General and administrative	604,146	285,879
Professional services	1,028,350	814,832
Advertising and marketing	115,268	106,002
Depreciation and amortization	133,503	93,996
Interest expense	402,271	–
Total expenses	7,099,236	4,165,089

NET LOSS	$(4,470,654)	$(2,411,279)

The accompanying notes are an integral part of these financial statements.

21

AHP SERVICING, LLC

STATEMENTS OF CHANGES IN MEMBERS' EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

Balance, January 1, 2019	$3,970,427

Member contributions	15,762,973

Member distributions	(4,234,405)

Net loss	(2,411,279)

Balance, December 31, 2019	12,997,716

Member contributions	20,001,791

Member distributions	(1,107,819)

Net loss	(4,470,654)

Balance, December 31, 2020	$27,421,034

The accompanying notes are an integral part of these financial statements.

22

AHP SERVICING, LLC

STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2020	2019
CASH FLOW FROM OPERATING ACTIVITIES
Net loss	$(4,470,654)	$(2,411,279)
Non-cash items:
Gain on sale of mortgage loans held for sale, net	(724,758)	(19,696)
Depreciation and amortization	133,503	93,996
(Increase) decrease in -
Escrow cash	(2,607,040)	(435,496)
Accounts receivable and servicing advances	(542,314)	22,194
Prepaid expenses	(61,821)	(33,686)
Deposits	4,107	(19,112)
Increase / (decrease) in -
Accounts payable and accrued expenses	847,540	(111,971)
Escrow liability	698,910	435,495
Net cash used in operating activities	(6,722,527)	(2,479,555)

CASH FLOW FROM INVESTING ACTIVITIES
Purchase of property and equipment	(431,471)	(20,850)
Proceeds from sale and principal payments on mortgage loans held for sale	6,264,411	93,285
Purchases of loans held for sale	(34,392,458)
Note receivable, related party	1,200,370	(4,047,282)
Net cash used in investing activities	(27,359,148)	(11,967,395)

CASH FLOW FROM FINANCING ACTIVITIES
Member contributions	20,001,791	15,762,973
Member distributions	(1,107,819)	(4,324,405)
Increase in debt	15,632,233
Net cash provided by financing activities	34,526,205	11,438,568

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	444,530	(3,008,382)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	221,071	3,229,453

CASH AND CASH EQUIVALENTS, END OF YEAR	$665,601	$221,071

SUPPLEMENTAL INFORMATION
Cash paid for interest	$291,209	$–

SUPPLEMENTAL DISCLOSURES OF NON-CASH
OPERATING AND INVESTING ACTIVITIES
2015a+ Loan Purchase/ Accounts receivable reduction	6,496,856	–
Redemption of Investments/ Accounts receivable increase	637,627	–

The accompanying notes are an integral part of these financial statements.

23

AHP SERVICING, LLC

NOTES TO THE FINANCIAL STATEMENTS

A.            ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

AHP Servicing, LLC (the "Company") is a limited liability company organized on June 27, 2017 under the laws of the state of Delaware. The Company is primarily engaged in the business of originating, selling and servicing residential mortgage loans through its correspondent retail, and direct-to consumer origination channel(s). The Company maintains its corporate office in Chicago, Illinois, with branch offices in multiple states. The defaulted mortgage loans owned by the Company are purchased with the intent to modify or refinance the loan in order to sell the loan in the secondary market, or sell the loan for a lump sum payment. If the Company is unable to modify, refinance, or sell the mortgage loan, then the Company will foreclose on the property taking ownership of the underlying collateral.

Basis of Accounting

The financial statements of the Company are prepared on the accrual basis of accounting.

Basis of Presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (GAAP) as codified in the Financial Accounting Standards Board's (FASB) Accounting Standards Codification (ASC).

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

For cash flow purposes, the Company considers cash and temporary investments with original maturities of three months or less, to be cash and cash equivalents. The Company has diversified its credit risk for cash by maintaining deposits in several financial institutions, which may at times exceed amounts covered by insurance from the Federal Deposit Insurance Corporation. The Company evaluates the creditworthiness of these financial institutions in determining the risk associated with these balances. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk related to cash and cash equivalents.

Escrow Cash

The Company maintains segregated bank accounts in trust for escrow balances for mortgagors. The balances of these accounts totaled $3,051,726 and $444,686 at December 31, 2020 and 2021, respectively.

24

AHP SERVICING, LLC

NOTES TO THE FINANCIAL STATEMENTS

A.            ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Mortgage Loans Held for Sale and Revenue Recognition

Mortgage loans held for sale are carried at the lower of cost or market.

Gains and losses from the sale of mortgage loans held for sale are recognized based upon the difference between the sales proceeds and carrying value of the related loans upon sale and are recorded in gain on sale of mortgage loans held for sale on the statements of operations.

Sales proceeds reflect the cash received from investors through the sale of the loan and servicing release premium.

Mortgage loans held for sale are considered sold when the Company surrenders control over the financial assets. Control is considered to have been surrendered when the transferred assets have been isolated from the Company, beyond the reach of the Company and its creditors; the purchaser obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets; and the Company does not maintain effective control over the transferred assets through either an agreement that both entitles and obligates the Company to repurchase or redeem the transferred assets before their maturity or the ability to unilaterally cause the holder to return specific financial assets. The Company typically considers the above criteria to have been met upon acceptance and receipt of sales proceeds from the purchaser.

Deferred Loan Costs

Deferred loan costs represent expense incurred from acquisition of mortgage loans and are recognized as expense at the time the mortgage loans are sold.

Asset Management Fees

The company performs asset management services for certain mortgage loans held by a related party. Asset management fees are based on a monthly loan fee in accordance with the underlying agreement and are recognized into revenue on a monthly basis.

Loan Origination Fees

Loan origination fees represent revenue earned from originating mortgage loans. Loan origination fees generally represent flat per-loan fee amounts based on a percentage of the original principal loan balance and are recognized as revenue at the time the mortgage loans are funded. Loan origination expenses are charged to operations as incurred.

25

AHP SERVICING, LLC

NOTES TO THE FINANCIAL STATEMENTS

A.            ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Interest Income

Interest income on mortgage loans held for sale is recognized for the period from loan funding to sale based upon the principal balance outstanding and contractual interest rates. Revenue recognition is discontinued when loans become 90 days delinquent, or when, in management's opinion, the recovery of principal and interest becomes doubtful and the mortgage loans held for sale are put on nonaccrual status.

Revenue Recognition

FASB ASC 606, Revenue from Contracts with Customers (ASC 606), establishes principles for reporting information about the nature, amount, timing and uncertainty of revenue and cash flows arising from the entity's contracts to provide goods or services to customers. The core principle requires an entity to recognize revenue to depict the transfer of goods or services to customers in an amount that reflects the consideration that it expects to be entitled to receive in exchange for those goods or services recognized as performance obligations are satisfied. The majority of the Company's revenue generating transactions are not subject to ASC 606, including revenue generated from financial instruments, such as the Company's mortgage loans, as well as revenue related to the Company's mortgage servicing activities, as these activities are subject to other GAAP discussed elsewhere within the Company's notes to financial statements.

Loan Servicing Fees

Loan servicing fees represent revenue earned for servicing loans for various investors and affiliated entities. Loan servicing fees are based on a contractual percentage of the outstanding unpaid principal balance and are recognized into revenue as the related mortgage payments are received. Loan servicing expenses are charged to operations as incurred.

Servicing Advances

Servicing advances represent escrows advanced by the Company on behalf of borrowers and investors to cover delinquent balances for property taxes, insurance premiums and other out-of pocket costs. Servicing advances are made in accordance with the Company's servicing agreements and are recoverable upon collection of future borrower payments, sale of loan collateral, reimbursement by investor, or mortgage insurance claims. The Company periodically reviews servicing advances for collectability and establishes a valuation allowance for estimated uncollectible amounts. No allowance has been recorded as of December 31, 2020 and 2019, as management has determined that all amounts are fully collectible.

26

AHP SERVICING, LLC

NOTES TO THE FINANCIAL STATEMENTS

A.            ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment, Net

Property and equipment is recorded at cost and depreciated or amortized using the straight line method over the estimated useful lives of the assets. The following is a summary of property and equipment at December 31:

Useful lives

	(years)	2020	2019
Property and equipment, at cost
Capitalized Software	3 - 7	$448,804	$210,099
Computers	3	182,070	72,347
Furniture, Fixtures & Equipment	5	75,621	17,236
Leasehold Improvements and Repairs	3	24,663
Total property and equipment, at cost		731,158	299,682
Accumulated depreciation and amortization
Capitalized Software		(179,897)	(103,813)
Computers		(85,558)	(40,063)
Furniture, Fixtures & Equipment		(12,777)	(4,643)
Lease Improvements and Repairs		(3,795)
Total accumulated depreciation and amortization		(282,027)	(148,519)
Total property and equipment, net		$449,131	$151,163

The Company periodically assesses property and equipment for impairment whenever events or circumstances indicate the carrying amount of an asset may exceed its fair value. If property and equipment is considered impaired, the impairment losses will be recorded on the statements of operations. The Company did not recognize any impairment losses during the years ended December 31, 2020 and 2019.

Capitalized Internal Software

The Company accounts for its internally developed software in accordance with FASB ACS 350-40, Intangibles - Goodwill and Other, Subtopic Internal Use Software (ASC 350-40). Per ASC 350-40, direct costs incurred during the preliminary project stage are expensed as incurred. Once the capitalization criteria of ASC 350-40 have been met, external direct costs of materials and services consumed in developing or obtaining internal use computer and the payroll and payroll related costs for employees who are directly associated with and who devote time to the internal use software are capitalized. The Company capitalize internally developed software costs totaling $238,705 during the year ended December 31, 2020. The Company did not capitalize internally developed software costs during the year ended December 31, 2019.

27

AHP SERVICING, LLC

NOTES TO THE FINANCIAL STATEMENTS

A.            ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Deferred Offering Costs

The Company complies with the requirements of FASB ACS-340-10-S99-1 and Securities and Exchange Commission ("SEC") Staff Accounting Bulletin (SAB) Topic SA- "Expenses of Offering." Deferred Offering Costs consist principally of legal fees incurred in connection with the Offering discussed in Note F. Prior to the completion of the Offering, these costs are capitalized as deferred offering costs on the balance sheets. The deferred offering costs will be charged to member's equity upon the completion of the Proposed Offering or expensed if the Proposed Offering is not completed. Deferred offering costs of $57,649 and $56,801 were included in Prepaid expenses and other assets as of December 31, 2020 and 2019, respectively.

Income Taxes

The Company has elected to be taxed as a partnership under the Internal Revenue Code. Accordingly, no federal income tax provision and state income taxes, to the extent possible, have been recorded in the financial statements, as all items of income and expense generated by the Company are reported on the stockholders' personal income tax returns. The Company has no federal or state tax examinations in process as of December 31, 2020.

Stock-Based Compensation

The Company has stock-based compensation, grant-date fair value is determined using management's estimated value. Compensation cost for service-based equity awards is recognized on a straight-line basis over the requisite service period, which is generally the vesting period.

Risks and Uncertainties

In the normal course of business, companies in the mortgage banking industry encounter certain economic and regulatory risks. Economic risks include interest rate risk and credit risk. The Company is subject to interest rate risk to the extent that in a rising interest rate environment, the Company may experience a decrease in loan production, as well as decreases in the value of mortgage loans held for sale not committed to investors and commitments to originate loans, which may negatively impact the Company's operations. Credit risk is the risk of default that may result from the borrowers' inability or unwillingness to make contractually required payments during the period in which loans are being held for sale or serviced by the Company.

The Company sells loans to investors without recourse. As such, the investors have assumed the risk of loss or default by the borrower. However, the Company is usually required by these investors to make certain standard representations and warranties relating to credit information, loan documentation and collateral. To the extent that the Company does not comply with such representations, or there are early payment defaults, the Company may be required to repurchase the loans or indemnify these investors for any losses from borrower defaults. In addition, if loans pay-off within a specified time frame, the Company may be required to refund a portion of the sales proceeds to the investors.

28

AHP SERVICING, LLC

NOTES TO THE FINANCIAL STATEMENTS

A.            ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Risks and Uncertainties (Continued)

The Company's business requires substantial cash to support its operating activities. As a result, the Company is dependent on its warehouse line of credit, and other financing facilities in order to finance its continued operations. If the Company's principal lenders decided to terminate or not to renew any of these financing facilities with the Company, the loss of borrowing capacity could have a material adverse impact on the Company's financial statements unless the Company found a suitable alternative source.

The Company is also dependent on its investors and affiliated entities in order to finance its continued operations. If the Company's principal investors and affiliated entities decide to terminate the relationship with the Company, the loss of capital could have a material adverse impact to the Company's financial statements unless the Company found a suitable alternative source.

The recent global outbreak of COVID-19 has disrupted economic markets, and the prolonged economic impact is uncertain. The operational and financial performance of the Company depends on future developments, including the duration and spread of the outbreak, and such uncertainty may have an adverse impact on the Company's financial performance.

Reclassifications

Certain reclassifications have been made to prior year balances to conform to the current year financial statement presentation.

B.	MORTGAGE LOANS HELD FOR SALE

Mortgage loans held for sale are as follows at December 31:

	2020	2019
Mortgage loan held for sale	$36,715,963	$8,173,569
Deferred costs, net	557,405	246,994
Mortgage loans held for sale	$37,273,368	$8,420,563

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AHP SERVICING, LLC

NOTES TO THE FINANCIAL STATEMENTS

C.	ACCOUNTS RECEIVABLE AND SERVICING ADVANCES

The following summarizes accounts receivable and servicing advances at December 31:

	2020	2019
Accounts receivable	$130,466	$26,802
Accounts receivable, related party	309,304	173,740
Servicing receivables	108,598	23,155
Servicing receivables, related Party		61,930
Due from related party	374,252	94,679
	$922,620	$380,306

The Company periodically evaluates the carrying value of accounts receivable and advance balances with delinquent balances written-off based on specific credit evaluations and circumstances of the debtor.

No allowance for doubtful accounts has been established at December 31, 2020 and 2019, as management has determined that all amounts are fully collectible.

D.	DEBT

The Company has a warehouse line of credit agreement with NexBank SSB. The warehouse line amount as of December 31, 2020 and 2019 was $5,000,000 and $0, respectively. The warehouse line of credit agreement has an interest rate of 3.55% and expires August 9. 2021. The balance outstanding was $356,400 and $0 at December 31, 2020 and 2019, respectively.

As of December 31, 2020, and 2019 the Company had mortgage loans held for sale pledged as collateral under the above agreement. The above agreement also contains covenants which include certain financial requirements, including maintenance of minimum tangible net worth, minimum liquid assets, maximum debt to net worth ratio, minimum current ratio, and positive net income, as defined in the agreements. The Company was not in compliance with liquidity and positive net income debt covenants at December 31, 2020. The Company intends to renew the warehouse line of credit agreement when it matures.

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AHP SERVICING, LLC

NOTES TO THE FINANCIAL STATEMENTS

D.            DEBT (Continued)

In April 2020, the Company was approved by the U.S. Small Business Administration (SBA) under the Coronavirus Aid, Relief, and Economic Security Act (CARES) for a Paycheck Protection Program (PPP) loan and received proceeds totaling $396,460. Interest is at 1.00% per annum, and the note matures in April 2022. The note has a deferral period of six months beginning the date of the note, during which interest accrues. The outstanding balance under the note payable amounted to $406,461 at December 31, 2020. The Company intends to use the entire PPP loan amount for qualifying expenses and to apply for forgiveness of the loan in accordance with the terms of the CARES Act. While the Company currently believes that its use of PPP loan proceeds will meet the SBA conditions for forgiveness of the loan, the Company may take actions in the future that could cause the loan to be ineligible for forgiveness, either in whole or partially.

During 2020, the Company entered into secured promissory notes totaling $14,369,372. Interest is at 12% per annum and the notes mature on September 20 ,2022, with the agreements being guaranteed by all the assets of the Company. The balance outstanding at December 31, 2020, totaled $14,369,372.

In July 2020, the Company obtained an SBA COVID-19 Economic Injury Disaster Loan in the amount of $500,000. The loan has an interest rate of 1.0% and a term of 30 years.

The following summarizes short-term debt and notes payable at December 31, 2020:

Amounts
Short-Term Debt
Unsecured warehouse line of credit. Maturity of August 9, 2021	$356,400
Short-term portion of SBA loans, 30 years, 1%, Maturity of April 30, 2049	306,368
$662,768
Notes payable
Secured promissory notes, 12% annual interest. Maturity of July 30, 2022	$14,369,372
SBA Loans, 30 years 1% interest. Maturity of April, 30, 2049	600,093
$14,969,465

E.             MEMBERS' EQUITY

The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, are solely the debts, obligations, and liabilities of the Company, and no member of the Company is obligated personally for any debt, obligation, or liability.

The Company's Proposed Offering (The Offering) under Regulation A was qualified by the SEC on November 7, 2018. Under the Offering the Company is offering for sale up to 5,000,000 shares of Series A Preferred Stock at a price of $10 per share.

31

AHP SERVICING, LLC

NOTES TO THE FINANCIAL STATEMENTS

E.	MEMBERS' EQUITY (Continued)

The Company allows for accredited and non -accredited investors in Series A Preferred Stock. The SEC has specified requirements that need to be met to be considered an accredited investor. Non accredited investors have a limitation on how much can be invested in the Offering.

The Board of Directors has exclusive control over all aspects of the Company's business. As a result, owners of Series A Preferred Stock have no right to participate in the management of the Company and do not have any voting rights. For the years ended December 31, 2020 and 2019, net member contributions totaled $20,001,791 and $15,762,973, respectively.

F.	PHANTOM STOCK PLAN

The Company has a Phantom Stock Plan ("the Plan") and where it as issues awards to certain participating key employees. Under the Plan the Company can issue awards not to exceed 20.00% of the Company's equity. At December 31, 2020 the Company had outstanding awards totaling 15.00%, as defined in the underlying agreements. Phantom stock awards that are forfeited may be re-granted in accordance with the Plan. The value of phantom stock corresponds to the fair value of the Company's common stock as defined in the agreements. The phantom share awards vest over a three-year service period. The Company did not recognize compensation expense related to the Plan during the years ended December 31, 2020 or 2019.

G.	EMPLOYEE BENEFIT PLAN

The Company has a 401(k) plan covering substantially all employees. Employees may contribute amounts subject to certain Internal Revenue Service and plan limitations. The Company may make discretionary matching and non-elective contributions . The Company made $3,909 in contributions to the plan for the year ended December 31, 2019. The Company did not make any discretionary matching or non-elective contributions for the year ended December 31, 2020.

H.	COMMITMENTS AND CONTINGENCIES Commitments to Extend Credit

The Company enters into interest rate lock commitments with borrowers who have applied for residential mortgage loans and commitments to purchase loans with third party originators who have met certain credit and underwriting criteria. These commitments expose the Company to market risk if interest rates change and the underlying loan is not economically hedged or committed to an investor. The Company is also exposed to credit loss if the loan is originated and not sold to an investor and the mortgagor does not perform. The collateral upon extension of credit typically consists of a first deed of trust in the mortgagor's residential property. Commitments to originate loans do not necessarily reflect future cash requirements as some commitments are expected to expire without being drawn upon. Total commitments to originate loans approximated $1,217,600 and $0 at December 31, 2020 and 2019, respectively.

32

AHP SERVICING, LLC

NOTES TO THE FINANCIAL STATEMENTS

H.	COMMITMENTS AND CONTINGENCIES (Continued)

Regulatory Contingencies

The Company is subject to periodic audits and examinations, both formal and informal in nature, from various federal and state agencies, including those made as part of regulatory oversight of mortgage origination, servicing and financing activities. Such audits and examinations could result in additional actions, penalties or fines by state or federal governmental bodies, regulators or the courts.

Operating Leases

The Company leases office space under various operating lease arrangements, which expire through May 2024. Total rent expense under all operating leases amounted to $243,295 and $- for the years ended December 31, 2020 and 2019, and are included in occupancy, equipment and communication on the statements of operations, respectively.

Future minimum rental payments under long-term operating leases are as follows at December 31, 2020:

Future minimum payments:	Year Ending December 31:	Amounts
	2021	$304,207
	2022	164,411
	2023	159,058
	2024	58,047
		$685,723

Legal

The Company operates in a highly regulated industry and may be involved in various legal and regulatory proceedings, lawsuits and other claims arising in the ordinary course of its business . The amount, if any, of ultimate liability with respect to such matters cannot be determined, but despite the inherent uncertainties of litigation, management currently believes that the ultimate disposition of any such proceedings and exposure will not have, individually or taken together, a material adverse effect on the financial condition, results of operations, or cash flows of the Company. However, actual outcomes may differ from those expected and could have a material effect on the Company's financial position, results of its operations or cash flows in a future period. The Company accrues for losses when they are probable to occur, and such losses are reasonably estimable. Legal costs are expensed as incurred and are included in general and administrative on the statements of operations .

33

AHP SERVICING, LLC

NOTES TO THE FINANCIAL STATEMENTS

I.	RELATED PARTY TRANSACTIONS

The Company has a servicing agreement with American Homeowner Preservation 2015A+, LLC (AHPS 2015A+), a related party through common ownership. Both the Company and AHPS 2015A+ are subsidiaries of Neighborhoods United, LLC.

The Company performs asset management services and subservicing for AHP 2015A+. The total amount due from AHPS 2015A+ for these activities was $374,252 and $94,679 and is included in accounts receivables and servicing advances, on the balance sheets as of December 31, 2020 and 2019, respectively. Total fees recognized as revenue from activities performed for AHP 2015A+ was $968,185 and $1,555,897 for the years ended December 31, 2020 and 2019, respectively.

In June 2020 the Company purchased a portfolio of mortgages from AHP 2015A+. The purchase price of $6,496,586 was offset with the intercompany note between the two entities. The Company is entitled to a 14% return on their purchase price of the assets with the excess return going back to 2015A+.

During 2020 preREO LLC ("preREO") was started . This entity is a subsidiary Neighborhoods United, LLC. preREO markets mortgages held by the Company for sale to investors. preREO LLC generates fee and commission income related to the sale of the mortgages. The Company finances the sale of the mortgage loan to investors. Total account receivable outstanding as of December 31, 2020 was $89,304, which is included in accounts receivable and servicing advances on the balance sheets.

For the years ending December 31, 2020 and 2019, the company paid $527,515 and $11,237 to Activist Legal LLC ("Activist"). Activist is a Washington DC based law firm owned by Neighborhoods United, LLC. Activist performed foreclosure legal work on mortgages owned by the Company.

In 2020, the Company executed and amended a promissory note receivable with AHPS 2015A+, a related party with common ownership in the amount of $4,200,000. The note bears interest at a rate of 12% per annum, and matures on July 23, 2021. The outstanding balance of the promissory note receivable is $2,846,912 and $4,047,282, including accrued interest of $76,743 and $127,282, at December 31, 2020 and 2019, respectively.

A summary of related party notes receivable is as follows at December 31:

Note Receivable		2020	2019
AHPS 2015A+	Principal	$2,770,169	$3,920,000
	Accrued interest	76,743	127,282
		$2,846,912	$4,047,282

J.	FAIR VALUE OF OTHER FINANCIAL INSTRUMENTS

Due to their short-term nature, the carrying value of cash and cash equivalents, escrow cash, short term receivables, notes receivable, short-term payables, notes payable, and the warehouse line of credit approximate their fair value at December 31, 2020.

K.	SUBSEQUENT EVENTS

Management has evaluated subsequent events through March 31, 2021, the date on which the financial statements were available to be issued.

In February 2021 the Company received their second draw under the Payroll Protection Program for small businesses. The total amount funded was $831,356 under the second draw. The Company intends to use the entire PPP loan amount for qualifying expenses and to apply for forgiveness of the loan in accordance with the terms of the CARES Act. While the Company currently believes that its use of PPP loan proceeds will meet the SBA conditions for forgiveness of the loan, the Company may take actions in the future that could cause the loan to be ineligible for forgiveness, either in whole or partially.

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SUPPLEMENTARY INFORMATION

AHP SERVICING, LLC

COMPUTATION OF ADJUSTED NET WORTH TO DETERMINE COMPLIANCE WITH HUD

NET WORTH REQUIREMENT

AS OF DECEMBER 31, 2020

1.	FHA loan servicing portfolio at December 31, 2020	$–

2.	FHA originations	–

3.	FHA purchases	–

4.	Total FHA loan activity	–

5.	Less: FHA servicing retained -

	FHA-insured Title ll loan originations retained at fiscal year-end	–

	FHA-insured Title ll third-party originator purchases retained at fiscal year-end	–

6.	Adjustments	–

7.	Total adjusted FHA loan activity	$–

8.	Net worth required -
	(if 7 <$25 million skip lines 9 and 10 and insert 8 on line 14)	$1,000,000
9.	Additional net worth required - (If total adjusted FHA loan activity is more than $25 million, then additional net worth required is equal to the total adjusted FHA loan activity minus $25 million, multiplied by 1%)	–

10.	Total net worth required	$1,000,000

11.	Net worth per balance sheet at December 31, 2020	27,421,034

12.	Less: unacceptable assets -
	Accounts receivable, related party	309,304
	Due from related party	374,252
	Note receivable, related party	2,846,912
	Internally developed software, net	238,705

13.	Adjusted net worth	$23,651,861

14.	Minimum net worth required	$1,000,000

15.	Adjusted net worth ABOVE required minimum amount	$22,651,861

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AHP SERVICING, LLC

COMPUTATION OF LIQUID ASSETS TO DETERMINE COMPLIANCE WITH HUD

LIQUIDITY REQUIREMENTS

AS OF DECEMBER 31, 2020

1.	Minimum net worth required	$1,000,000

2.	20% of FHA net worth required	$200,000

3.	Liquid assets required	$200,000

4.	Cash and cash equivalents	$665,601

5.	Liquid assets ABOVE requirement	$465,601

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905 S. Kingston Ct. Suite 200 Englewood, CO 80112 303-721-6131 www.richeymay.com Assurance | Tax | Advisory

INDEPENDENT AUDITORS' REPORT

REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING
AND ON COMPLIANCE AND OTHER MATTERS BASED ON AN AUDIT
OF FINANCIAL STATEMENTS PERFORMED IN ACCORDANCE WITH
GOVERNMENT AUDITING STANDARDS

To the Board of Directors

AHP Servicing, LLC

Chicago, Illinois

We have audited, in accordance with the auditing standards generally accepted in the United States of America and the standards applicable to financial audits contained in Government Auditing Standards, issued by the Comptroller General of the United States, the financial statements of AHP Servicing, LLC which comprise the balance sheet as of December 31, 2020 and the related statements of operations, changes in members' equity, and cash flows for the year then ended, and the related notes to the financial statements, and have issued our report thereon dated March 31, 2021.

Internal Control over Financial Reporting

In planning and performing our audit of the financial statements, we considered AHP Servicing, LLC's internal control over financial reporting to determine the audit procedures that are appropriate in the circumstances for the purpose of expressing our opinion on the financial statements, but not for the purpose of expressing an opinion on the effectiveness of AHP Servicing, LLC's internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of AHP Servicing, LLC's internal control over financial reporting.

A deficiency in internal control exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent, or detect and correct, misstatements on a timely basis. A material weakness is a deficiency, or combination of deficiencies, in internal control, such that there is a reasonable possibility that a material misstatement of the entity's financial statements will not be prevented, or detected and corrected, on a timely basis. A significant deficiency is a deficiency, or a combination of deficiencies, in internal control that is less severe than a material weakness, yet important enough to merit attention by those charged with governance.

37

REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

AND ON COMPLIANCE AND OTHER MATTERS BASED ON AN AUDIT

OF FINANCIAL STATEMENTS PERFORMED IN ACCORDANCE WITH

GOVERNMENT AUDITING STANDARDS

Our consideration of internal control over financial reporting was for the limited pu rpose described in the first paragraph of this section and was not designed to identify all deficiencies in internal control over financial reporting that might be material weaknesses or significant deficiencies. Given these limitations, during our audit we identified the following deficiency in internal control over financial reporting that we consider to be a significant deficiency in internal control:

The Company's year-end closing process failed to identify certain entries that should have been made to the financial statements. As such, there were several adjustments proposed to and agreed upon by management during the audit that had a material impact on the financial statements.

Compliance and Other Matters

As part of obtaining reasonable assurance about whether AHP Servicing, LLC's financial statements are free from material misstatement, we performed tests of th eir compliance with certain provisions of laws, regulations, contracts, and grant agreements; noncompliance with which could have a direct and material effect on the determination of financial statement amounts. However, providing an opinion on compliance with those provisions was not an objective of our audit, and accordingly, we do not express such an opinion. The results of our tests disclosed no instances of noncompliance or other matters that are required to be reported under Government Auditing Standards.

Purpose of this Report

The purpose of this report is solely to describe the scope of our testing of internal control over financial reporting and compliance and the results of that testing, and not to provide an opinion on the effectiveness of the entity's internal control over financial reporting or on compliance. This report is an integral part of an audit performed in accordance with Government Auditing Standards in considering the entity's internal control and compliance. Accordingly, this communication is not suitable for any other purpose.

Englewood, Colorado

March 31, 2021

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Exhibits

Exhibit 1A-2A	Certificate of Formation of Company*
Exhibit 1A-2B	Third Amended and Restated Limited Liability Company Agreement*
Exhibit 1A-2C	First Amended and Restated Authorizing Resolution of the Company*
Exhibit 1A-6A	Servicing Agreement between Company and American Homeowner Preservation 2015A+, LLC*

*Filed previously

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Signatures

Pursuant to the requirements of Regulation A, the issuer has duly caused this Annual Report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 29, 2021.

AHP SERVICING LLC

By: /s/ Jorge Newbery___________________

Jorge Newbery, President & CEO

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Craig Lindauer

Craig Lindauer, Chief Financial Officer

April 29, 2021

/s/ Jorge Newbery_______________________________

Jorge Newbery, President and Chief Executive Officer

April 29, 2021

40